EXHIBIT 12
STATE STREET CORPORATION
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

		Nine Months Ended September 30, 2013	Years Ended December 31,
(Dollars in millions)			2012	2011	2010	2009	2008
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,074	$2,766	$2,536	$2,086	$2,525	$2,842
Share of pre-tax income (loss) of unconsolidated entities		18	(15)	37	67	43	34
Fixed charges		273	370	462	636	607	983
Adjusted earnings	(A)	$2,365	$3,121	$3,035	$2,789	$3,175	$3,859
Interest on short-term borrowings		$46	$73	$96	$257	$218	$674
Interest on long-term debt, including amortization of debt issuance costs		132	176	241	235	251	187
Portion of long-term leases representative of the interest factor(1)		95	121	125	144	138	122
Preferred stock dividends and related adjustments(2)		26	39	27	—	226	34
Fixed charges and preferred stock dividends	(B)	$299	$409	$489	$636	$833	$1,017
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	7.91 x	7.63 x	6.21 x	4.39 x	3.81 x	3.79 x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,074	$2,766	$2,536	$2,086	$2,525	$2,842
Share of pre-tax income (loss) of unconsolidated entities		18	(15)	37	67	43	34
Fixed charges		351	536	682	849	802	2,309
Adjusted earnings	(C)	2,443	$3,287	$3,255	$3,002	$3,370	$5,185
Interest on short-term borrowings and deposits		$124	$239	$316	$470	$413	$2,000
Interest on long-term debt, including amortization of debt issuance costs		132	176	241	235	251	187
Portion of long-term leases representative of the interest factor(1)		95	121	125	144	138	122
Preferred stock dividends and related adjustments(2)		26	39	27	—	226	34
Fixed charges and preferred stock dividends	(D)	$377	$575	$709	$849	$1,028	$2,343
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	6.48 x	5.72 x	4.59 x	3.54 x	3.28 x	2.21 x
___________________________
(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.
(2) Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION
Ratios of Earnings to Fixed Charges

		Nine Months Ended September 30, 2013	Years Ended December 31,
(Dollars in millions)			2012	2011	2010	2009	2008
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,074	$2,766	$2,536	$2,086	$2,525	$2,842
Share of pre-tax income (loss) of unconsolidated entities		18	(15)	37	67	43	34
Fixed charges		273	370	462	636	607	983
Adjusted earnings	(A)	$2,365	$3,121	$3,035	$2,789	$3,175	$3,859
Interest on short-term borrowings		$46	$73	$96	$257	$218	$674
Interest on long-term debt, including amortization of debt issuance costs		132	176	241	235	251	187
Portion of long-term leases representative of the interest factor(1)		95	121	125	144	138	122
Fixed charges	(B)	$273	$370	$462	$636	$607	$983
Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	8.66 x	8.44 x	6.57 x	4.39x	5.23x	3.93x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,074	$2,766	$2,536	$2,086	$2,525	$2,842
Share of pre-tax income (loss) of unconsolidated entities		18	(15)	37	67	43	34
Fixed charges		351	536	682	849	802	2,309
Adjusted earnings	(C)	$2,443	$3,287	$3,255	$3,002	$3,370	$5,185
Interest on short-term borrowings and deposits		$124	$239	$316	$470	$413	$2,000
Interest on long-term debt, including amortization of debt issuance costs		132	176	241	235	251	187
Portion of long-term leases representative of the interest factor(1)		95	121	125	144	138	122
Fixed charges	(D)	$351	$536	$682	$849	$802	$2,309
Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	6.96 x	6.13 x	4.77 x	3.54x	4.20x	2.25x

___________________________
(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.